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                                                                  EXHIBIT 23(B)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in and incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of Hanger Orthopedic Group, Inc. as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which report is both included and incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
June 11, 1998